                                                                   EXHIBITS 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the previously filed Registration Statements of Patterson Energy, Inc., on Forms S-8 (File No.'s 333-47917, 33-97972, 33-39471 and 33-35399) and on Forms S-3 (File No.'s 333-43739 and
333-39537, as amended).



                                        /s/ Arthur Andersen LLP


San Antonio, Texas
March 30, 1998